                                 EXHIBIT INDEX


Item
- - ----

   (10)  Material Contracts

                                                                          PAGE
                                                                          ----
         (a)  Springs Industries, Inc. Deferred Compensation Plan,         13
as amended and restated on August 18, 1994, is filed herewith (28 pages).

         (b)  Springs Industries, Inc. Deferred Compensation Plan          41
for Outside Directors, as amended and restated on August 18, 1994, is filed herewith (24 pages).

   (27)  Financial Data Schedule (for SEC purposes only)                   65

                            SPRINGS INDUSTRIES, INC.

                           DEFERRED COMPENSATION PLAN

         I. PURPOSE. The purpose of the plan is to enable the Company and its subsidiaries to attract and retain key employees by permitting the deferment of a portion of their compensation until their services have terminated and to provide for measuring deferred amounts either by the investment results of a portfolio of securities to be owned by the Company or by a specified interest rate.
         II.  DEFINITIONS.

              (a) "Company" means Springs Industries, Inc., or any successor thereto that has adopted this Plan and assumed the Company's obligations hereunder.

              (b) "Employer" means, as required by the context, the Company or a subsidiary of the Company that has adopted this Plan.

              (c) "Committee" means the Management Compensation and Organization Committee appointed by the Board of Directors of the Company.

              (d) "Employee" means any person who is employed by an Employer on a full-time basis, who is compensated by a regular salary, and who, in the opinion of the Committee, is one of the key personnel of his Employer in a position to contribute materially to its continued growth, development and future financial success.

              (e) "Participant" means an Employee or former Employee who has deferred compensation hereunder and has a credit balance in his deferred compensation account.

              (f) "Termination Date" shall mean the date of a Participant's severance from employment with all Employers by death, retirement, resignation, discharge or otherwise. A Participant's transfer of employment from one Employer to another Employer without interruption in his services is not a termination of his employment for purposes of Article IX hereof.

              (g) "Measuring Fund" means a custodial or agency account established as provided in Article VII hereof.

              (h) "Plan Administrator" means the vice president of the Company who is responsible for executive compensation.

              (i) "Plan Interest Rate" means the greater of six percent (6%) per annum or the prime rate of interest per annum publicly announced and charged by Wachovia Bank & Trust Company or any successor to its existing customers, or in the absence of such public announcement, the prime rate quoted in The Wall Street Journal's money rates column. Notwithstanding the foregoing definition, the Board of Directors of the Company may at any time direct that Plan

                   Interest Rate for future periods shall be a fixed rate of interest less than the prime rate of interest as determined above but not less than six percent (6%) per annum.

              (j) "Valuation Date" means the last business day of each calendar quarter.

              (k) "Retirement Date" shall mean the later of the date a Participant attains age 55 or such Participant's Termination Date.

         III. ADMINISTRATION.

              (a) The Committee shall construe and interpret this Plan. No member of the Committee shall be liable for any act done or determination made in good faith.

              (b) The construction and interpretation by the Committee of any provision of this Plan shall be final and conclusive.

              (c) The administration of this Plan is delegated to the Plan Administrator.

         IV. ESTABLISHMENT OF ACCOUNTS. The Company shall establish a deferred compensation account (herein called the "Account") for each Participant. The Account of a Participant may consist of either a Measuring Fund Account or an interest Account or a combination of these Accounts as elected by the Participant pursuant to the Plan and subject to the continued maintenance by the Company of the Measuring Fund. The Account of each Participant shall reflect credits for the deferred compensation earned by him and such other credits or adjustments to the account as are hereinafter provided. An account shall be maintained with respect to each participant until the balance thereof has been paid to such participant or to his beneficiary.

    An Employer, other than the Company, of a Participant shall establish and maintain an Account for the Participant. All payments of deferred compensation in satisfaction of such an Account shall be made to the Participant only by his Employer, and no other Employer shall have any obligation, contractual or otherwise, to pay deferred compensation with respect to the Account. The Employers shall supply the Company all information as may be necessary to monitor Accounts for Participants not employed by the Company.

   The establishment of an Account and the crediting of amounts thereto shall create only a contractual obligation of the Employer to a Participant and shall in no way vest in such Participant or his beneficiary any right, title or interest in or to any of the assets of the Company or Employers or any claims against them superior to the claim of any general contractual creditor of the Company or any Employer.

   It is the intention of the Company and all Employers that the Plan and all Accounts or funds established hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act.

         V.   DEFERRED COMPENSATION CHOICES.

              (a) The Committee may offer an Employee, or a defined class of Employees, the choice of deferring receipt of a portion of compensation for services to be rendered in the future.

              (b) Compensation deferred by an Employee is limited to 40% of salary and to 100% of any bonus or other cash payment under any compensation plan of the Employer.

              (c) The offer of the Committee shall designate the period of service as to which deferment of a portion of compensation may be chosen.

              (d) The Employee, if the Measuring Fund is being maintained by the Company, may elect to have all or any designated portion of the deferred compensation credited to a Measuring Fund Account with any balance being credited to an Interest Account.

              (e) An election to defer compensation must be delivered in writing to the Committee within the period specified by the Committee and is irrevocable. The specified period must end prior to the commencement of the period of service to which the election relates; provided, however, that notwithstanding the foregoing provision and the provisions of paragraph (a) of this Article:

                   (i) The Committee may offer an Employee the choice of deferring all or a portion of a bonus or other incentive compensation which is contingent upon profits or upon the Employee's performance during a year and which is payable under a plan not adopted by his Employer prior to the beginning of such year. The Employee's election to defer all or part of such bonus or incentive compensation may be delivered in writing to the Committee within a period specified by the Committee which shall expire not later than the end of the month following the month in which such bonus or incentive compensation plan is adopted, except that in the case of an Employee selected for participation in such plan after the end of the month in which such plan is adopted, the Committee may specify a reasonable period after he is notified of his selection for his election to defer such bonus or incentive compensation;

                   (ii) The Committee, when authorized by the Board of Directors to determine the amount of any bonus to be paid to an Employee for services during a fiscal year, may offer the Employee a choice of deferring all or a portion of the bonus. The Employee's election to defer all or a part of the bonus must be delivered in writing to the Committee prior to March 1 of the fiscal year for which the bonus may be determined.

              (f)  Deferred compensation shall be distributed as provided in
                   Article IX hereof.

         VI.  CREDITING DEFERRED COMPENSATION TO ACCOUNTS.

              (a) Deferred compensation shall be credited to the Measuring Fund Account or the Interest Account of a Participant or to both such Accounts, as the Participant may have elected, as of the last day of the month or other compensation period for which such deferred compensation is earned.

              (b) There shall also be credited to the Account of a Participant as additional deferred compensation an amount equal to:

                   (i) any additional amount which would have been allocated to his accounts under the Company's Springs of Achievement Partnership Plan ("Partnership Plan") (without regard to any limitation under the Internal Revenue Code on compensation that can be considered under the Partnership Plan) from the Employer's contributions for the year under the Partnership Plan if the Participant had not elected hereunder to defer compensation; and

                   (ii) any additional amount which would have been contributed or allocated for the year for the Participant from Employer's contributions under a pension or profit-sharing plan maintained by an Employer (without regard to any limitation under the Internal Revenue Code on compensation that can be considered under the plan) and qualified under Section 401(a) of the Internal Revenue Code if the Participant had not elected hereunder to defer compensation.

              (c) The additional deferred compensation credited under paragraph (b) shall be credited to the Participant's Measuring Fund Account or Interest Account in the same proportion as amounts credited under paragraph (a) for the year for which the contribution to the respective plan was made and shall be credited as of the date or dates on which the Employer's contributions are made to the respective plan.

              (d) Amounts credited to the Account of a Participant as deferred compensation are not forfeitable, subject to the adjustments provided in Articles VII, VIII and IX.

         VII. THE MEASURING FUND.

              (a) Subject to the provisions of paragraph (c) of this Article VII, the Company may, from time to time, establish with a federal or state chartered bank (hereinafter called the "Custodian"), as selected by the officers of the Company, a custodial and agency account in its name, the assets of which account are referred to hereinafter as the "Measuring Fund." All monies or assets placed in such account by the Company shall at all times remain the property of the Company subject to the claims of its general creditors, and no Participant or Beneficiary shall have any right to or interest in such monies or assets or any claims against them superior to the claims of any general creditor of the Company or his Employer. The Measuring Fund shall serve the sole purpose of being one of the means of determining amounts of deferred compensation to be paid or credited to Participants of the Plan and other deferred compensation plans of the Company and its subsidiaries. The Measuring Fund shall not constitute a trust fund or escrow account in which Participants or their Beneficiaries have any interest.

              (b) Upon the establishment or reestablishment of such a custodial and agency account the Company will deposit in the Measuring Fund an amount equal to the aggregate of all deferred compensation credited to the Accounts of Participants at such time except such amounts as have been credited to Interest Accounts in their respective names pursuant to elections by them hereunder. Thereafter, on or before the last business day of each calendar month, the Company will deposit in the Measuring Fund an amount equal to the aggregate of all deferred compensation credited to Measuring Fund Accounts during such month after deducting from such aggregate an amount equal to all payments made during such month by the Employers in satisfaction of the Measuring Fund Accounts of persons whose services have terminated. If such payments in satisfaction of Measuring Fund Accounts exceed such aggregate of credits of deferred compensation in any month, an amount equal to such excess shall be withdrawn by the Company from the Measuring Fund.

              (c) The Custodian will be directed by the Company to invest the Measuring Fund as agent for the Company in common or preferred stocks, bonds, other securities, and short-term investments. The Company shall determine whether investments of the Measuring Fund will be managed by the Company, the Custodian or one or more investment managers. Neither the Company, the Custodian nor any investment manager shall be liable to any Participant for any decision made or action with respect to such investments.

              (d) As of each Valuation Date, an amount equal to the net amount of dividends, interest, other current income, and gains or losses realized on the sale or exchange of assets in the Measuring Fund during the calendar quarter in which such Valuation Date occurs, received by the Custodian for a Measuring Fund during such quarter, all as determined by the Custodian in its absolute discretion, shall be allocated by the Company among and credited or debited to the respective Measuring Fund Accounts of persons who have Measuring Fund Accounts as of such Valuation Date in the proportion that the average credit balance (calculated as hereinafter provided) in the Measuring Fund Account of each person during the calendar quarter in which such

                   Valuation Date occurs bears to the aggregate of such average credit balances in the Measuring Fund Accounts of all such persons during such quarter. The average credit balance in a Measuring Fund Account during a calendar quarter shall be determined in accordance with such uniform rules applied in a nondiscriminatory manner as the Plan Administrator may adopt to take into account the effect of credits to, distributions from, or transactions in, such Account since the preceding Valuation Date.

              (e) As of each Valuation Date, the Measuring Fund shall be valued by the Custodian at the fair market values of the assets in the Fund as of the close of business on such
                   Valuation Date.    The Custodian shall certify the results
                   of such valuation to the Company. As soon as practicable after each Valuation Date, the Company shall determine the amount by which the value of the net assets in the Measuring Fund, as of the close of business on such Valuation Date, as certified by the Custodian, exceeds or is less than the aggregate of the credit balances in all Measuring Fund Accounts as of said Valuation Date, prior to making any adjustments to accounts to be made as of said Valuation Date under this paragraph (e). The amount so determined shall be credited or debited by the Company, as appropriate, as of said Valuation Date, to the Measuring Fund Accounts of persons having a credit balance as of said Valuation Date, in the proportion that the average credit balance, computed as provided in paragraph (d), in the Measuring Fund Account of each person during the calendar quarter in which such Valuation Date occurs bears to the aggregate of such average credit balances in the Measuring Fund Accounts of all such persons during such quarter.

              (f) Notwithstanding any other provision of this Plan, the Board of Directors of the Company may at any time direct that all assets in the Measuring Fund be withdrawn from the custodial and agency account for use for any corporate purpose whatsoever and that the custodial and agency account with the Custodian be discontinued. The date on which such withdrawal occurs shall be deemed to be a Valuation Date, and adjustments to Measuring Fund Accounts shall be made as of such date as provided in paragraph (d) and paragraph (e) of this Article VII, except that in making such determinations it shall be deemed that all assets in the Measuring Fund were converted into cash on the date on which such withdrawal occurs.
                   Following such withdrawal, and until the reestablishment of a Measuring Fund, each Participant's Measuring Fund Account, adjusted as aforesaid, shall be deemed to be an Interest Account in his name which shall be maintained separate from any other Interest Account then existing in his name. If the Company thereafter reestablishes a Measuring Fund, the amount in any such separate Interest Account derived from a Measuring Fund Account shall thereupon and thereafter be deemed to be a Measuring Fund Account until the Board of Directors of the Company again directs the withdrawal of all assets from the Measuring Fund.

         VIII. INTEREST ACCOUNTS. As of each Valuation Date there shall be credited to each Interest Account (including any separate Interest Account arising by reason of withdrawal of all assets from the Measuring Fund) for the quarter ending on the Valuation Date an amount equivalent to interest at the Plan Interest Rate in effect on such Valuation Date on the amount of the Interest Account on such date; provided, however, that amounts equivalent to interest on deferred compensation credited to the Interest Account during such quarter shall be determined only on the basis of the number of days such deferred compensation was credited to the Interest Account during such quarter; and, provided, further, however, that amounts equivalent to interest shall be determined prior to any credit under paragraph (a) of Article VI for deferred compensation earned for services performed in the last month of such quarter. Amounts equivalent to interest which are credited to Interest Accounts hereunder shall not be paid to Employees until the times provided in
Article IX.

         IX.  PAYMENT OF DEFERRED COMPENSATION.

              (a) No payments shall be made in satisfaction of the Account of a Participant until after termination of his employment with all Employers.

              (b) Each person, upon becoming a Participant, shall file with the Plan Administrator a notice in writing designating one or more Beneficiaries to whom payment of his Account shall be made in the event of his death before receiving payment of his Account in full. Each Participant shall have the right to change Beneficiary or Beneficiaries. Any changes shall be in writing, signed by the Participant, and shall be effective only upon delivery to the Plan Administrator. If no designated Beneficiary survives the Participant, or if a Participant shall fail to designate a Beneficiary, any balance of the Participant's Account shall be paid to the estate of the Participant as hereinafter provided.

              (c) The balance of a Participant's Interest Account, including any separate Interest Account deemed to exist by reason of disestablishment of the Measuring Fund, shall be paid to the

                   Participant (or to his Beneficiary or estate) in annual installments, over the period and commencing on the date as provided in Paragraph (e) below, by one of the following methods as selected by the Committee:

                   (i) In annual installments calculated so as to amortize the balance in such account, together with Plan Interest credited thereon, in approximately equal annual amounts over the period with such payments being recalculated from time to time to reflect changes in the Plan Interest Rate;

                   (ii) In annual installments calculated by dividing the balance in such account at the end of the quarter next preceding the payment of the first such installment by the number of years in the period and, with respect to installments subsequent to the first installment, by adding thereto interest at the Plan Interest Rate credited during the preceding year on the unpaid balance in such Account;

                   (iii) In annual installments calculated by multiplying the balance in such Account at the end of the quarter next preceding the payment of an installment by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the period; or

                   (iv)   By such other method as the Committee shall specify.

              (d) The balance of a Participant's Measuring Fund shall be paid to such Participant (or to his Beneficiary or estate) in annual installments, over the period and commencing on the date as provided in paragraph (e) below, determined as follows:

                          The balance in the Participant's Measuring Fund Account as of the Valuation Date on or next preceding the payment of an installment shall be multiplied by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the period.

              (e) Deferred compensation shall be distributed to a Participant as follows:

                   (i) If the Termination Date of the Participant occurs on or after the 55th birthdate of the Participant, the Account of the Participant shall be distributed in ten annual installments commencing in January of the year next following the year in which the Participant's Termination Date occurs;

                   (ii) If the employment of the Participant terminates due to total disability or for economic reasons prior to age 55, the Account of the Participant shall be distributed in ten annual installments commencing in January of the year following the year in which the Participant attains age 55. Total disability and termination of employment for economic reasons shall have the same meaning as the terms are defined in the Springs of Achievement Partnership Plan;

                   (iii) In the case of a Participant who terminates his employment with all Employers in order to become employed by a competitor of any Employer, the Account of the Participant shall be distributed in a single sum in January of the year next following the year in which the Participant's Termination Date occurs;

                   (iv) In the case of death of a Participant prior to commencement of distribution of deferred compensation, the Account of the Participant shall be distributed to the Participant's Beneficiary or estate, as applicable, in ten annual installments commencing in January of the year next following the year of death;

                   (v) In the case of death after commencement of distribution of deferred compensation of a Participant, the Account of the Participant shall be distributed to the Participant's Beneficiary or estate, as applicable, over the period remaining in which distribution would have been made to the Participant;

                   (vi) In the case of any other termination of employment by a Participant with all Employers, the Account of the Participant shall be distributed in ten annual installments commencing in January of the year next following the year in which the Participant's Termination Date occurs; provided, however, in case of termination of employment for cause as determined by the Company, the Committee may in its sole discretion accelerate distribution of deferred compensation to the Participant;

                   (vii) In any case, the Committee may accelerate distribution of deferred compensation to a Participant based on its review of the circumstances and in its sole discretion subject to the consent of the

                          Participant; provided, however, no distribution of deferred compensation may be made until after a Participant's Termination Date.

              (f) At any time prior to his Termination Date, a Participant shall have the right to elect to have his Account adjusted as of the Valuation Date coinciding with or immediately following the Participant's Termination Date, in accordance with the following provisions:

                   (i) The Participant may elect to have all or any part of the balance in his Measuring Fund Account debited to such Measuring Fund Account as of such Valuation Date with the amount so debited being credited to an Interest Account as of such date. An amount equal to the amount debited to such Participant's Measuring Fund Account shall be withdrawn by the Company from the Measuring Fund.

                   (ii) An election by a Participant under this paragraph (f) shall be made by delivery of written notice to the Plan Administrator. A Participant may change any such election by delivery of written notice to the Plan Administrator any time prior to his Termination Date.

              (g) At any time prior to his death (whether before or after his Termination Date) a Participant shall have the further right to have his Account as of the Valuation Date immediately following his death adjusted in accordance with the following provisions:

                   (i) The Participant may elect to have all or any part of the balance in his Measuring Fund Account debited to such Measuring Fund Account as of such Valuation Date with the amount so debited being credited to an Interest Account as of such date. An amount equal to the amount debited to such Participant's Measuring Fund Account shall be withdrawn by the Company from the Measuring Fund.

                   (ii) An election by a Participant under this paragraph (g) shall be made by delivery of written notice to the Plan Administrator. A Participant may change any such election by delivery of written notice to the Plan Administrator at any time prior to his death. Such election shall be irrevocable as of the date of his death.

              (h) A Participant who has reached the age of 55 may elect annually to have his Account adjusted as of the next

                   Valuation Date after his election in accordance with th following provisions:

                   (i) Unless the Committee has otherwise advised the Plan Administrator, the Participant may elect once in any calendar year to have all or a part of the balance in his Measuring Fund Account debited as of next quarter ending after such election with the amount so debited being credited to an Interest Account as of such date. Partial debits shall be made in increments of the greater of 25 percent of the balance or $25,000. An amount equal to the amount debited to such Participant's Measuring Fund Account shall be withdrawn by the Company from the Measuring Fund.

                   (ii) An election by a Participant under this paragraph (h) shall be made by delivery of a written notice to the Plan Administrator not later than fifteen days immediately preceding the Valuation Date on which the adjustment is to be made.

                   (iii) Beginning with the next deferral period, all amounts deferred after any election made under this paragraph
                          (h) by a Participant shall be credited only to an Interest Account and, by making such election, the Participant waives any right to make any further deferrals to the Measuring Fund.

                   (iv) Notwithstanding an election pursuant to this paragraph, a Participant shall have no right to receive any distribution or benefit with respect to his Account except upon termination of employment pursuant to Article IX.

         X.   LIMITATION OF RIGHTS.

              (a) The Committee may at any time terminate any choice of an Employee to defer compensation for future services, so as to discontinue future crediting of deferred compensation, but any such action shall not affect the rights of any such Participant with respect to amounts theretofore credited to him under the provisions of this Plan.

              (b)  Nothing contained in this Plan shall be construed to:

                   (i) Give any Employee of any Employer any right to be offered any choice of deferring compensation other than in the sole discretion of the Committee subject to the express approval of an Employer other than the Company;

                   (ii) Limit in any way the right of an Employer to terminate a Participant's employment with such Employer at any time; or

                   (iii) Be evidence of any agreement or understanding, express or implied, that an Employer will employ a Participant in any particular position or at any particular rate of remuneration.

         XI. NON-ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and in such event, the Employer of the Participant involved may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper. Notwithstanding the above provisions, an assignment of benefits under the Plan by an estate in order to complete distribution of assets and close the estate shall be treated as valid.

         XII. SAVINGS DEFERRAL.

              (a)  At the time of an election to defer compensation pursuant to
                   Article V occurring on or after March 1, 1991, an Employee may irrevocably elect deferral (the "Savings Deferral") of the difference between (i) 4% of his compensation and (ii) the percentage of his compensation allowable as a contribution under the Savings Fund portion of the Springs of Achievement Partnership Plan.

              (b) Any deferral of compensation designated by an Employee as a Savings Deferral shall be credited pursuant to paragraph (a) of Article VI only to a separate Interest Account or Measuring Fund Account established for the Employee for Savings Deferrals, as elected by the Employee.

              (c) Each time a Savings Deferral is credited to the separate Interest Account of a Participant, an amount equal to the Company matching contribution that would have been made under the Savings Fund on an equal contribution to the Savings Fund shall also be credited to the Participant's separate Account.

              (d) Notwithstanding any provision of Article IX to the contrary, distributions of amounts credited to a Participant's separate

                   Account established for a Savings Deferral shall be made in accordance with the Participant's election as follows:

                   (i) in one installment commencing in January of the year next following the year in which the Participant's Termination Date occurs; or

                   (ii) in five annual installments commencing in January of the next following year in which the Participant's Termination Date occurs; or

                   (iii)  pursuant to paragraph (e) of Article IX.

              (e) A Participant's election as to distribution of a Savings Deferral shall be irrevocable and shall be made at the time of the Participant's election to defer compensation and designation of the deferral as a Savings Deferral.

              (f) This Article XII shall not apply to Employees of Springs Window Fashions Division, Inc.

              (g) The amendment of this Article XII effective March 1, 1991 shall in no way affect amounts that an Employee may have designated as a Savings Deferral during the period March 1, 1990 to March 1, 1991 (an amount up to 20% of compensation) or amounts credited to the separate Interest Account of the Participant by reason of any such designation (an amount equal to 20% of the first 4% of up to

                   $200,000 of annual compensation deferred by the Participant during the period March 1, 1990 to December 31, 1990, and an amount equal to 50% of the first 4% of up to $200,000 of annual compensation deferred by the Participant during the period January 1, 1991 to March 1, 1991).

        XIII. AMENDMENT OR TERMINATION OF THE PLAN.

              (a)  The Board of Directors may terminate this Plan at any time.

              (b)  The Board of Directors may amend this Plan at any time.

              (c) Any amendment or termination of this Plan shall not affect the rights of Participants or Beneficiaries regarding amounts credited to Accounts at the time of such amendment or termination.

              (d) Any amendment or termination of this Plan shall be effective as to all Employers unless the Board of Directors of an Employer shall within ten days following notice of such amendment or termination, take contrary action.

        XIV. EFFECTIVE DATE OF AMENDED AND RESTATED PLAN. This amended and restated Plan shall be effective as of January 1, 1994, with respect to all Accounts; provided, however, the commencement date and period of payment of Accounts representing deferral elections prior to January 1, 1994, shall be determined pursuant to the provisions of the Plan as in effect on December 31, 1993.

         XV. PLAN GOVERNED BY LAWS OF SOUTH CAROLINA. This Plan and the rights of all persons hereunder shall be construed and determined by the laws of the State of South Carolina.

                  (As Amended and Restated on August 18, 1994)

                            SPRINGS INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS

         I. PURPOSE. The purpose of the plan is to enable the Company to obtain the services of directors by permitting the deferment of their fees until their services with the Company have terminated and to provide for measuring such deferred amounts by the value of the Company's stock, the investment results of a portfolio of securities to be owned by the Company or by a specified interest rate.

         II.  DEFINITIONS.

              (a) "Company" means Springs Industries, Inc., or any successor by merger, consolidation, liquidation or other reorganization that has adopted this Plan and assumed the Company's obligations thereunder.

              (b) "Committee" means the Management Compensation and Organization Committee appointed by the Board of Directors of the Company.

              (c) "Director" means any person who is serving as a Director of the Company, and who is not an employee of the Company or any of its subsidiaries.

              (d) "Participant" means a Director or former Director who has deferred fees hereunder and has a credit balance in his deferred compensation account.

              (e) "Termination Date" shall mean the date of termination of a Director's service with the Company.

              (f) "Measuring Fund" means a custodial or agency account established as provided in Article VIII hereof.

              (g) "Plan Administrator" means the vice president of the Company who is responsible for executive compensation.

              (h) "Plan Interest Rate" means the greater of six percent (6%) per annum or the prime rate of interest per annum publicly announced and charged by Wachovia Bank of North Carolina to its existing customers or in the absence of such public announcement by such bank, the prime rate quoted in The Wall Street Journal's money rates column. Notwithstanding the foregoing definition, the Board of Directors of the Company may at any time direct that Plan Interest Rate for future periods shall be a fixed rate of interest less than the prime rate of interest as determined above but not less than six percent (6%) per annum.

              (h) "Stock Equivalent Account" shall mean the account described in Article VII.

              (i) "Valuation Date" means the last business day of each calendar quarter.

        III.  ADMINISTRATION.

              (a) The Committee shall construe and interpret this Plan. No member of the Committee shall be liable for any act done or determination made in good faith.

              (b) The construction and interpretation by the Committee of any provision of this Plan shall be final and conclusive.

              (c) The administration of this Plan is delegated to the Plan Administrator.

        IV. ESTABLISHMENT OF ACCOUNTS. The Company shall set up by appropriate record a deferred compensation account (herein called the "Account") with respect to each Participant. The Account of a Participant may include a Stock Equivalent Account, a Measuring Fund Account or an Interest Account or a combination of these accounts, depending in each case on the elections made by the Participant pursuant to the Plan and the continued maintenance by the Company of the Measuring Fund. An account of each Participant shall reflect credits for the deferred compensation earned by him and such other credits or adjustments to the Account as are hereinafter provided. An account shall be maintained with respect to each participant until the balance thereof has been paid to such Participant or to his beneficiary.

         The establishment of an Account and the crediting of amounts thereto shall create only a contractual obligation of the Company to a Participant and shall in no way vest in such Participant or his beneficiary any right, title or interest in or to any of the assets of the Company or any claims superior to the claim of any general contractual creditor of the Company.

         It is the intention of the Company that the Plan and all Accounts or funds established hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act.

         V.   DEFERRED COMPENSATION ELECTIONS.

              (a) Each Director may elect, within fifteen days following his election as a Director at an annual meeting of shareholders, in writing addressed to the Plan Administrator to defer receipt of all or a portion of any cash fees payable for the period set forth in the following sentence. Elections to defer fees for services after April 30, 1984, shall apply to the period beginning the first day of the month following such annual meeting of shareholders through the last day of the month in which occurs the next annual meeting of shareholders; provided, however, that a Director whose election does not occur at the annual shareholders' meeting may make an election to defer fees within fifteen days following his appointment as a Director, which election shall be effective for the period beginning with the first day of the month in which he was appointed as a Director through the last day of the month in which occurs the next annual meeting of shareholders.

              (b) A Director electing to defer payment of fees shall also elect the portion of the amount deferred that shall be credited to the Stock Equivalent Account, the Measuring Fund Account and the Interest Account.

              (c) Subject to such limitations as the Committee may impose, a Director electing to defer hereunder shall also elect, either: (A) a fixed period commencing in the January following the Director's Termination Date over which the balance in his Account shall be paid to him in annual installments and a fixed period (which may be a different period) over which the balance in his Account shall be paid to his Beneficiary or estate in annual installments in the event of his death before receiving such balance (an election under this clause (A) being referred to as a "Fixed Period Election"); or (B) an After Retirement Election.

              (d) Any Fixed Period Election to defer compensation shall be irrevocable and may not be changed or modified thereafter by a Participant.

              (e) A Participant who has elected an After Retirement Election shall receive payment of the entire balance in his Account in ten annual installments commencing in the January following such Participant's Termination Date and his Beneficiary or estate shall receive the balance in his Account, in the event of such Participant's death prior to receiving any installments, in ten annual installments commencing in the January following such Participant's death or in the number of remaining installments which would have been payable to the Participant if death occurs after the Participant had begun receiving installments.

              (f) Notwithstanding any provision in this Plan to the contrary, the period over which a Director's Account is distributed shall not exceed the number of complete twelve month periods during which the Director has served as a Director of the Company; provided, however, the Director may make a request pursuant to paragraph (g) below for a longer period of distribution.

              (g) At any time prior to his Termination Date, a Participant may file a written request with the Committee to change an After Retirement Election to a Fixed Period Election or to receive distributions over a period exceeding the limitation set forth in (f) above on the basis of a change in circumstances which makes the payment provisions set out above inappropriate for such Participant. The Committee in its sole discretion may allow or deny any such requested change of election after taking into account the reasons offered by the Participant and determining whether the grant of such request is in the best interest of the Company. The Committee may grant such request only upon the Participant's agreement not to engage in competitive activity with the Company for a period of two years following his Termination Date and the Participant's agreement to such further conditions and restrictions as the Committee deems necessary to protect the interest of the Company. Any violation of such agreement by the Participant shall result in voiding the Committee's approval of the request of such Participant and a reversion to the election provisions set out above. Any election granted pursuant to the foregoing procedure shall be irrevocable and not subject to further change except as provided in the preceding sentence. If a member of the Committee makes a request hereunder, the member shall not participate in the decision of the Committee.

              (h) The fact that a Participant has made a particular election with respect to deferral of fees shall not preclude such Participant from making different elections with respect to new elections to defer fees covering a future period of service.

         VI.  CREDITING DEFERRED COMPENSATION TO ACCOUNTS.

              (a) Deferred compensation shall be credited to the Stock Equivalent Account, the Measuring Fund Account or the Interest Account of a Participant or a combination of these accounts, as the Participant may have elected, as of the date of payment for deferral of the cash retainer fee or committee chairman's fee and as of the date of meeting for any meeting fee.

         VII. STOCK EQUIVALENT ACCOUNTS.

              (a) The fees credited to a Stock Equivalent Account shall be converted on the closing date for each of the Company's fiscal quarters into Stock Equivalents as though such fees were applied to the purchase of common stock of the Company as follows:

                          The Director's Account shall be assigned Stock Equivalents which shall be the number of full and fractional (rounded to the nearest tenth) shares of the Company's common stock that could be purchased, with the fees credited to the Director's Account, at the average of the closing prices of such stock on the New York Stock Exchange on the last three days of such quarter on which trading has occurred on such exchange.

              (b) The Company shall also establish and maintain a Dividend Account under each Stock Equivalent Account for each Director who has elected to have deferral of fees credited to a Stock Equivalent Account. As of the record date for each dividend declared on the Company's common stock, each Director's Dividend Account shall be credited, during his service and following his termination, with an amount determined by multiplying the cash dividend per share of common stock declared for such dividend record date by the number of full and fractional Stock Equivalents credited to the Director's Stock Equivalent Account on the dividend record date. At the end of each of the Company's fiscal quarters subsequent to the fiscal quarter in which such an amount is first credited to such Director's Dividend Account, there shall further be credited to the Director's Dividend Account an additional amount determined by multiplying the credit balance in the Director's Dividend Account as of the beginning of the quarter (reduced by distributions, if any, from the Account during such quarter) by the Plan Interest Rate in effect on the last day of the quarter.

        VIII. THE MEASURING FUND.

              (a) Subject to the provisions of paragraph (c) of this Article VIII, the Company may, from time to time, establish with a federal or state chartered bank (hereinafter called the "Custodian"), as selected by the officers of the Company, a custodial and agency account in its name, the assets of which account are referred to hereinafter as the "Measuring Fund. All monies or assets placed in such account by the Company shall at all times remain the property of the Company subject to the claims of its general creditors, and no Participant or Beneficiary shall have any right to or interest in such monies or assets or any claims against them superior to the claims of any general creditor of the Company or his Employer. The Measuring Fund shall serve the sole purpose of being one of the means of determining amounts of deferred compensation to be paid or credited to participants of this Plan and other deferred compensation plans of the Company and its subsidiaries. The Measuring Fund shall not constitute a trust fund or escrow account in which Participants or their beneficiaries have any interest.

              (b) If the Company does establish such a custodial and agency account and so long as it is not discontinued under paragraph (c) of this Article VIII, the following provisions shall apply:

                   (i) Upon the establishment or reestablishment of such a custodial and agency account the Company will deposit in the Measuring Fund an amount equal to the aggregate of all deferred compensation credited to the Accounts of Participants at such time except such amounts as have been credited to Stock Equivalent Accounts (and related Dividend Accounts) or Interest Accounts in their respective names pursuant to elections by them hereunder.

                              Thereafter, on or before the last business day of
                          each calendar month, the Company will deposit in the Measuring Fund an amount equal to the aggregate of all deferred compensation credited to the Measuring Fund Accounts of Participants during such month after deducting from such aggregate an amount equal to all payments made during such month in satisfaction of the Measuring Fund Accounts of Participants whose service with the Company has terminated. If such payments in satisfaction of Measuring Fund Accounts exceed such aggregate of credits of deferred compensation in any month, an amount equal to such excess shall be withdrawn by the Company from the Measuring Fund.

                   (ii) The Custodian will be directed by the Company to invest the Measuring Fund as agent for the Company in common or preferred stocks bonds, other securities and short term investments. The Company shall determine whether investments of the Measuring Fund will be managed by the Company, the Custodian or one or more investment managers. Neither the Company, the Custodian nor any investment manager shall be liable to any Participant for any decision made or action taken with respect to such investments.

                   (iii) As of each Valuation Date, an amount equal to the net amount of dividends, interest, other current income, and gains or losses realized on the sale or exchange of assets in the Measuring Fund during the calendar quarter in which such Valuation Date occurs, received by the Custodian for a Measuring Fund during such quarter, all as determined by the Custodian in its absolute discretion, shall be allocated by the Company among and credited or debited to the respective Measuring Fund Accounts of persons who have Measuring Fund Accounts as of such Valuation Date in the proportion that the average credit balance (calculated as hereinafter provided) in the Measuring Fund Account of each such person during the calendar quarter in which such Valuation Date occurs bears to the aggregate of such average credit balances in the Measuring Fund Accounts of all such persons during such quarter.
                          The average credit balance in a Measuring Fund Account during a calendar quarter shall be determined in accordance with such uniform rules applied in a nondiscriminatory manner as the Committee may adopt to take into account the effect of credits to, distributions from, or transactions in, such account since the preceding Valuation Date.

                                     (iv)   As of each Valuation Date, the
                          Measuring Fund shall be valued by the Custodian at the fair market values of the assets in the Fund as of the close of business on such Valuation Date. The Custodian shall certify the results of such valuation to the Company. As soon as practicable after each Valuation Date, the Company shall determine the amount by which the value of the net assets in the Measuring Fund, as of the close of business on such Valuation Date, as certified by the Custodian, exceeds or is less than the aggregate of the credit balances in all Measuring Fund Accounts as of said

                          Valuation Date, prior to making any adjustments to accounts to be made as of said Valuation Date under this subparagraph (iv). The amount so determined shall be credited or debited by the Company, as appropriate, as of said Valuation Date, to the Measuring Fund Accounts of persons having a credit balance as of said Valuation Date, in the proportion that the average credit balance, computed as provided in subparagraph (iii) of this paragraph (b), in the Measuring Fund Account of each such person during the calendar quarter in which such Valuation Date occurs, bears to the aggregate of such average credit balances in the Measuring Fund Accounts of all such persons during such quarter.

              (c) Notwithstanding any other provision of this Plan, the Board of Directors of the Company may at any time direct that all assets in the Measuring Fund be withdrawn from the custodial and agency account for use for any corporate purpose whatsoever and that the custodial and agency account with the Custodian be discontinued. The date on which such withdrawal occurs shall be deemed to be a Valuation Date, and adjustments to Measuring Fund Accounts shall be made as of such date as provided in subparagraph (iii) and (iv) of paragraph (b) of this Article VIII, except that in making such determinations it shall be deemed that all assets in the Measuring Fund were converted into cash on the date on which such withdrawal occurs. Following such withdrawal, and until the reestablishment of a Measuring Fund, each Participant's Measuring Fund Account, adjusted as aforesaid, shall be deemed to be an Interest Account in his name which shall be maintained separate from any other Interest Account then existing in his name. If the Company thereafter reestablishes a Measuring Fund, the amount in any such separate Interest Account derived from a Measuring Fund Account shall thereupon and thereafter be deemed to be a Measuring Fund Account until the Board of Directors of the Company again directs the withdrawal of all assets from the Measuring Fund.

         IX. INTEREST ACCOUNTS. As of each Valuation Date there shall be credited to each Interest Account established hereunder (including any separate Interest Account arising by reason of withdrawal of all assets from the measuring fund) for the quarter ending on such valuation date an amount equivalent to interest at the Plan Interest Rate in effect on such Valuation Date on the amount of such Interest Account on such date; provided, however, that such amount equivalent to interest on deferred compensation credited to the Interest Account during such quarter shall be determined only on the basis of the number of days such deferred compensation was credited to the Interest Account during such quarter; and, provided, further, however, that such amounts equivalent to Interest shall be determined prior to any crediting under Article VI, paragraph (a) of deferred compensation earned for services performed in the last month of such quarter. Amounts equivalent to interest which are credited to Interest Accounts hereunder shall be paid only as provided in Article X.

         X.   PAYMENT OF DEFERRED COMPENSATION.

              (a) No payments shall be made in satisfaction of the Account of a Participant until after termination of services of the Participant with the Company.

              (b) Each person, upon becoming a Participant, shall file with the Plan Administrator a notice in writing designating one or more beneficiaries to whom payment of his Account shall be made as hereinafter provided, in the event of his death before receiving payment of his Account in full. Each Participant shall have the right to change from time to time, either before or after his Termination Date, the beneficiary or beneficiaries to whom payment of his Account shall be made in the event of his death. If no designated beneficiary survives the Participant, or if a Participant shall fail to so designate a beneficiary, any balance of the Participant's Account hereunder shall be paid to the estate of the Participant as hereinafter provided.

              (c)  (1)    The Stock Equivalents accumulated in the Director's
                          Stock Equivalent Account and the amounts credited to such Director's Dividend Account shall be distributed to him after the termination of his service as a Director in annual installments as provided in
                          Article V.  The amount of each installment with
                          respect to the Director's Stock Equivalent Account and related Dividend Account shall be determined by separately dividing the Stock Equivalents credited to his Account as of the date of distribution of such installment and the amount credited to his related
                          Dividend Account as of such date by the remaining number of installments to be distributed (including such installment). Installments shall be distributed as follows:

                          (i) Stock Equivalents shall be distributed in the form of an equivalent number of shares of the Company's common stock. At the Company's option, the distribution may be in the form of cash in the amount of the cash value on the date of distribution of the number of Stock Equivalents distributable in such installment, provided that if cash is to be distributed, such

                                Director shall be notified in writing not later than the last of the three days specified in the next sentence. For purposes of determining such cash value, the Company shall use the average of the closing prices of the Company's common stock on the New York Stock Exchange on the last three trading days preceding the date of distribution of such installment.

                          (ii) Amounts credited to such related Dividend Account shall be distributed in the form of cash.

                   (2) In the event of any change (by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination, exchange of shares, or other similar change in the corporate structure) in the shares upon which the Stock Equivalents hereunder are based, the Stock Equivalents credited to the Director shall be appropriately adjusted.

                   (3) The undistributed portions, if any, of a Director's Stock Equivalent account or Dividend Account at the time of death of the Director shall be distributed as provided in subparagraph (1) above, and at the time or times provided therein, to such person or persons or the survivors thereof (including corporations, unincorporated associations, or trusts) as the Director may have designated as beneficiary or beneficiaries in writing delivered to the Plan Administrator. If, at the time of the death of the Director, no designation of a beneficiary has been so delivered, or if a designated beneficiary is no longer in existence then, any distribution which otherwise would have been made to such beneficiary shall be made to the Director's estate.

                   (4) If there is no effective Registration Statement covering distributions of common stock of the Company to a Director hereunder, any sales, transfers, or other dispositions by the Director or his beneficiary or beneficiaries of the common stock can be made only in accordance with the Securities Act of 1933 and the general rules and regulations promulgated under such Act by the Securities and Exchange Commission (or under such other Act or Acts and rules and regulations regarding the sale, transfer, or other disposition of securities as may be then applicable). The Company in its discretion, may require the Director or his beneficiary to execute any representations, agreements, assurances or other documents as may be necessary or desirable under applicable securities regulations in connection with any distribution of common stock of the Company hereunder to the Director or his beneficiary.

              (d) The balance of a Participant's Interest Account, including any separate Interest Account deemed to exist by reason of disestablishment of the Measuring Fund, shall be paid to such a Participant (or to his beneficiary or estate) in annual installments as provided in Article V, by one of the following methods selected by the Committee:

                   (i) In annual installments calculated so as to amortize the balance in such account, together with Plan Interest credited thereon, in equal annual amounts over the period elected by the Participant with such payments being recalculated from time to time to reflect changes in the Plan Interest Rate;

                   (ii) In annual installments calculated by dividing the balance in such account at the Valuation Date next preceding the payment of the first such installment by the number of years in the period elected by the

                          Participant and, with respect to installments subsequent to the first installment, by adding thereto interest at the Plan Interest Rate credited during the preceding year on the unpaid balance in such Account;

                   (iii) In annual installments calculated by multiplying the balance in such Account at the Valuation Date next preceding the payment of an installment by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the period elected by the Participant; or
                   (iv)   By such other method as the Committee shall specify.

              (e) The balance of a Participant's Measuring Fund shall be paid to such Participant (or to his beneficiary or estate) in annual installments as provided in Article V, determined as follows:

                          The balance in the Participant's Measuring Fund Account as of the Valuation Date on or next preceding the payment of an installment shall be multiplied by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the period elected by the Participant.

              (f) At any time prior to his Termination Date, a Participant shall have the right to elect to have amounts credited to his





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




                   Measuring Fund Account and Interest Account adjusted as of the Valuation Date coinciding with or immediately following the Participant's Termination Date in accordance with the following provisions:

                   (i) Such Participant may elect to have all or any part of the balance in any Measuring Fund Account he may have debited to such Measuring Fund Account as of such Valuation Date with the amount so debited being credited to an Interest Account as of such date. An amount equal to the amount debited to such Participant's Measuring Fund Account shall be withdrawn by the Company from the Measuring Fund.

                   (ii) Any election under this paragraph (f) shall be subject to the Company's right to disestablish the Measuring Fund under paragraph (c) of Article VIII.

                   (iii) An election by a Participant under this Paragraph (f) shall be made by written notice to the Plan Administrator. A Participant may change any such election by written notice to the Plan Administrator at any time prior to the dates specified above.

              (g) At any time prior to his death a Participant shall have the further right to have his Account as of the Valuation Date immediately following his death adjusted in accordance with the following provisions:

                   (i) Such Participant may elect to have all or any part of the balance in any Measuring Fund Account he may have debited to such Measuring Fund Account as of such Valuation Date with the amount so debited being credited to an Interest Account as of such date. An amount equal to the amount debited to such Participant's Measuring Fund Account shall be withdrawn by the Company from the Measuring Fund.

                   (ii) Any election under this paragraph (g) shall be subject to the Company's right to disestablish the Measuring Fund under paragraph (c) of Article VIII.

                   (iii) An election by a Participant under this paragraph (g) shall be made by written notice to the Plan Administrator. A Participant may change any such election by written notice to the Plan Administrator at any time prior to his death.

         XI. NON-ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and in such event, the Employer of the Participant involved may hold or apply the same or any part thereof for the benefit of the participant or beneficiary, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper. Notwithstanding the above provisions, an assignment of benefits under the Plan by an estate in order to complete distribution of assets and close the estate shall be treated as valid.

         XII.  AMENDMENT OR TERMINATION OF THE PLAN.

              (a)  The Board of Directors may terminate this Plan at any time.

              (b)  The Board of Directors may amend this Plan at any time.

              (c) Any amendment or termination of this Plan shall not affect the rights of Participants or Beneficiaries to payments in accordance with Article X of amounts standing to the credit of Participants in their Accounts at the time of such amendment or termination.

         XIII. EFFECTIVE DATE OF PLAN. This plan shall be effective as of April 30, 1984, for fees deferred after that date.

         XIV. PLAN GOVERNED BY LAWS OF SOUTH CAROLINA. This Plan and the rights of all persons hereunder shall be construed and determined by the laws of the State of South Carolina.

                  (As Amended and Restated on August 18, 1994)





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